RESOLUTIONS OF THE BOARD OF DIRECTORS OF TRANQUILITY, INC.

Present:

Amy Roy-Haeger
Dominick Pope
Alfred E. Abiouness, Jr.
Alfred E. Abiouness, Sr.
Robert M. Fortson IV

Date:

August 1, 2012

The Board of Directors for Tranquility, Inc., a Delaware corporation (the "Corporation") having called a special telephonic meeting under Article III, Section Four of the Corporation's Bylaws (the "Bylaws"), with notice being waived by unanimous vote of those present, hereby consent, pursuant to the Bylaws, and Section 141 of the Delaware General Corporation Law, Title 8, Section 101 et seq. (the "Act") to the following resolutions:

RESOLVED, unanimously, that until such time the shareholders of the Corporation can vote on the vacancies left on the Board of Directors, pursuant to Article Three, Section Two of the Bylaws, the Board of Directors (including Dominick Pope, who following his vote sought a resolution of the Board accepting his resignation, as addressed below) appoints the following individuals to serve on the Board of Directors subject to Article III of the Bylaws, and subject to their respective Advisory Board Consulting and Compensation Agreements dated August 1, 2012:

Alfred E. Abiouness, Jr. (Chairman of the Board)
Robert Fortson IV
Alfred Abiouness, Sr.
Amy Roy-Haeger

RESOLVED, unanimously, that the Board of Directors ratifies and approves the execution of the Advisory Board Consulting and Compensation Agreements by Alfred E. Abiouness, Jr. as being in the best interests of the Corporation.

RESOLVED, unanimously, that pursuant to Article Four, Section One of the Bylaws, the Board of Directors appoints the following individuals to serve as Officers of the Corporation:

Alfred E. Abiouness, Jr. - President and Chief Executive Officer

Robert M. Fortson IV - Secretary and Treasurer

RESOLVED, unanimously, that officer compensation is held in abeyance until further vote and resolution.

RESOLVED, unanimously, that the Board of Directors, following the above-referenced resolutions being unanimously voted upon, accepts Dominick Pope's resignation from the Board of Directors and as an Officer.

RESOLVED, unanimously, that the Board of Directors shall report on the books and records of the Corporation the representations and warranties of the majority shareholder, World Venture Capital, that the following shareholders are retaining title and interest to previously issued restricted stock of the Corporation following the execution of these Resolutions:

Name	Shares
Ezia Antonacci	2,000
Rochelle Barstow	25,000
Shelly L. Bennett	7,000
Stephen Bushansky	5,000
Marc L. Goldstein	2,500
Alan Grodko	5,000
Jeffery Grodko	5,000
Kevin J. Hacker	2,000
Anna V. Herbst	2,000
Pauline Leva	2,000
Tine Leva	1,000
Christina M. Pioppi	2,000
James Pioppi	2,000
John P. Pioppi	2,000
Munish K. Rametra	50,000
Anthony C. Reiner	2,000
Michael Rubin	5,000
Daniel Steinberg	4,000
Stern Capital Group, Inc.	25,000
Whitney M. Stokes	10,000
Mona Sutaria	300
Shilesh Sutaria	300
Shilesh Sutaria c/f MIlan Sutaria	325
Shilesh Sutaria c/f Mira Sutaria	325
Thomas J. Walsh	2,000

RESOLVED, unanimously, that the Board of Directors approves World Venture Capital's facilitation of the redemption of the restricted common stock owned by the following shareholders:

Name	Shares
Glen A. Little	1,000,000
Glen Little c/f David Little	100,000
Glen Little c/f Eve M. Little	100,000
Glen Little c/f Sarah Little	100,000
Dominick Pope	110,000

RESOLVED, unanimously, that the Board of Directors approves the Subscription Agreement presented by World Venture Group, Inc. for 3,531,990 shares of common stock at par value $0.001, and authorizes Director Alfred Abiouness to execute the Subscription Agreement on behalf of the Corporation.

RESOLVED, unanimously, that the Board of Directors retains the law firm of Paesano Akkashian, P.C. located at 132 North Old Woodward in Birmingham, Michigan ("Paesano Akkashian") to serve as counsel for the Corporation in all corporate matters, and waives any and all actual or perceived conflicts of interest related to this Firm's representation of related parties.

RESOLVED, unanimously, that the Board of Directors authorizes Alfred E. Abiouness, Jr. to amend the Articles of Incorporation with the State of Delaware to change the name of the Corporation from "Tranquility, Inc." to "Cotton Bay Holdings, Inc." and amend the stock authorization to 300,000,000 shares of common stock and 5,000,000 shares of preferred stock, and any other amendments necessary to represent the change in business purpose of the Corporation (as set forth in these resolutions).

RESOLVED, unanimously, that the Board of Directors hereby authorizes the Corporation's officers to take any and all necessary action with the United States Securities and Exchange Commission (the "SEC") to change the Corporation's business purpose from a reporting developmental stage company to a public operating company wherein the business strategy is to successfully finance, develop and manage the project known as The Cotton Bay Club (Bahamas). Its future investment strategy will be to target undervalued hotel and resort assets in the region[1] requiring development and/or management expertise to bring the asset(s) into a position of profitably for the benefit of shareholders. The Board of Directors has concluded, unanimously, that this change in business purpose is in the best interests of the Corporation.

RESOLVED, unanimously, that the Board of Directors ratifies and accepts for entry into the books and records of the Corporation the Founder Stock Purchase Agreements and Subscription Agreements dated August 1, 2012 between the Corporation and the following individuals/entities for the amount of shares identified:

Name	Shares
Alfred E. Abiouness, Jr.	5,000,000
Robert M. Fortson, IV	5,000,000
Alfred E. Abiouness, Sr.	5,000,000
Douglas Maslo	5,000,000

RESOLVED, unanimously, that the Board of Directors approves the Subscription Agreement presented by World Venture Group, Inc. for 66,263,780 shares of common stock at par value $0.001, and authorizes Director Alfred Abiouness to execute the Subscription Agreement on behalf of the Corporation.

RESOLVED, unanimously, that the Board of Directors authorizes the President and Treasurer to take any and all necessary action in registering the common shares and other securities with the SEC if they deem doing so is in the best interests of the Corporation.

RESOLVED, unanimously, that the Board of Directors ratifies, reaffirms and approves, in all respects, the following agreements or offering documents as being in the best interests of the Corporation:

Independent Contractor and Financing Agreement dated August 1, 2012

Assignment of Rights and Title Agreement dated August 1, 2012

RESOLVED, unanimously, that the Board of Directors waives any and all perceived conflicts of interest between any "related parties," as that term is interpreted by the SEC, and by executing these resolutions, each director represents and warrants that if a conflict of interest significantly impairs his or her ability to perform his or her duties under the Bylaws of the Corporation or under the Act that it will report his or her inability to perform and will act in good faith in submitting the conflict for vote by the Board of Directors.

RESOLVED, unanimously, that these Resolutions may be executed by facsimile, electronic signature or consent provided in writing to Paesano Akkashian with either form of approval constituting an original.

RESOLVED that all action taken by this Board of Directors herein and at all times prior hereto, including but not limited to the June 18, 2012 resolutions of this Board of Directors, are authorized, approved, ratified and confirmed in all respects, and that any specific resolutions required for the purpose of carrying out these resolutions are hereby deemed adopted and may be certified as having been adopted by the directors as of the date hereof, and the Secretary of the Corporation shall be directed to insert a copy of these resolutions in the records of the Corporation.

[SIGNATURES ON FOLLOWING PAGE]

RESOLVED BY NEW BOARD:

/s/ Alfred E. Abiouness, Jr.
ALFRED E. ABIOUNESS, JR.
CHAIRMAN OF THE BOARD

/s/ Robert M. Fortson, IV
ROBERT M. FORTSON IV
DIRECTOR

/s/ Alfred E. Abiouness, Sr.
ALFRED E. ABIOUNESS, SR.
DIRECTOR

/s/ Amy Roy-Haeger
AMY ROY-HAEGER
DIRECTOR